Exhibit 10.2

LOCK-UP AGREEMENT

, 2009

Cullen Agricultural Holding Corp.
22 Barnett Shoals Road
Watkinsville, GA 30677

Ladies and Gentlemen:

In connection with the Agreement and Plan of Reorganization, dated as of September , 2009, among Triplecrown Acquisition Corp. (“Parent”), Cullen Agricultural Holding Corp. (“CAH”), CAT Merger Sub, Inc. (“Triplecrown Merger Sub”), a wholly-owned subsidiary of CAH, Cullen Agricultural Technologies Inc. and Cullen Inc. Holdings Ltd. (the “Merger Agreement”), to induce Parent to consummate the transactions contemplated by the Merger Agreement, the undersigned agrees to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of Holdco Common Stock (as defined in the Merger Agreement) issued to the undersigned in connection with the transactions contemplated by the Merger Agreement or otherwise acquired by the undersigned on or prior to the Closing Date (the “Restricted Securities”), or
(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise.

As used herein, “Restricted Period” means the period commencing on the Closing Date (as defined in the Merger Agreement) and ending on the day preceding the day that is one year after the Closing Date.

Any of the Restricted Securities subject to this Lock-Up Agreement may be released in whole or part from the terms hereof only upon the approval of the Board of Directors of Parent and a majority of the persons serving as directors of Parent immediately prior to the Closing Date (if any of such persons shall serve as directors).

The undersigned hereby authorizes Parent’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s successors and permitted assigns, and is executed as an instrument governed by the law of New York.

Very truly yours,
CULLEN INC. HOLDINGS LTD.
By: Title:

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